EXHIBIT 8-B

                      SUB-ADMINISTRATION SERVICES AGREEMENT

     THIS AGREEMENT is made as of September 5, 1995 by and between ASTRA MANAGEMENT CORPORATION (the "Company") and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

     WHEREAS, ASTRA INSTITUTIONAL SECURITIES TRUST (the "Fund") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company has been appointed by the Fund as Administrator of the Fund; and

     WHEREAS, the Company wishes to retain PFPC to provide administration services for the benefit of the Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

     1. DEFINITIONS. AS USED IN THIS AGREEMENT:

          (a) "1933 Act" means the Securities Act of 1933, as amended.

          (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (c) "Authorized Person" means any officer of the Fund and any other person duly


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     authorized by the Fund's Board of Trustees to give Oral and Written
     Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by setting forth such limitation in the Authorized Persons Appendix.

          (d) "CEA" means the Commodities Exchange Act, as amended.

          (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

          (f) "SEC" means the Securities and Exchange Commission.

          (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

          (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

          (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. APPOINTMENT. The Company hereby appoints PFPC to provide administration services for the benefit of each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

     3. DELIVERY OF DOCUMENTS. The Company has provided or, where applicable, will provide PFPC with the following:

          (a) certified or authenticated copies of the resolutions of the Fund's Board

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     of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

          (b) a copy of Fund's most recent effective registration statement;

          (c) a copy of each Portfolio's advisory agreement or agreements;

          (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

          (e) a copy of any additional administration agreement with respect to a Portfolio;

          (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

          (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

    4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

     5. INSTRUCTIONS.

          (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

          (b) PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organiza-

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     tional documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

          (c) The Company agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund or the Company in acting upon such Oral or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

     6. RIGHT TO RECEIVE ADVICE.

          (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Company or the Fund.

          (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Company, the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

          (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PFPC receives from the Company

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     or the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

          (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Company, the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7. RECORDS; VISITS.

          (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Company or the Fund as the Company may direct. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Company, the Fund and their Authorized Persons shall have access to such books and records

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     at all times during PFPC's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by PFPC to the Fund, the Company or to an Authorized Person, at the Company's expense.

          (b) PFPC shall keep the following records:

               (i) all books and records with respect to each Portfolio's books of account;

               (ii) records of each Portfolio's securities transactions;

              (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

     8. CONFIDENTIALITY. PFPC agrees on its own behalf and that of its employees to keep confidential all records of the Company and the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by the Company or the Fund. The Company agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Company.

     10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with

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appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Company will pay to PFPC a fee or fees as may be agreed to in writing by the Company and PFPC.

     12. INDEMNIFICATION. The Company agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Company or the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment

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 portfolio of the Fund.

     13. RESPONSIBILITY OF PFPC.

          (a) PFPC shall be under no duty to take any action on behalf of the Company, the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Company, the Fund or to any Portfolio for any

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     consequential, special or indirect losses or damages which the Company, the
     Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliate's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     14. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

          PFPC will perform the following administration services with respect to each Portfolio:

               (i)  Prepare quarterly broker security transactions summaries;

               (ii) Prepare monthly security transaction listings;

              (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

               (iv) Coordinate the preparation and filing of the Fund's Federal and state tax returns;

                (v) Coordinate the preparation and filing of the Fund's Form
                    N-SAR and Rule 24f-2 Notices;

               (vi) Assist in the preparation and coordinate the production and filing of the Fund's annual, semi-annual, and quarterly shareholder reports;

              (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

             (viii) Assist in monitoring each Portfolio's status as a
                    regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

               (ix) Assist in coordinating the contractual relationships and communications between the Fund and its contractual service providers; and

                (x) Assist in monitoring the Fund's state blue sky registration
                    and

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                    compliance with the amounts and conditions of each state
                    qualification.

     15. DESCRIPTION OF ADDITIONAL REGULATORY COMPLIANCE AND ADMINISTRATION SERVICES.

          PFPC will perform the following services with respect to each Portfolio.

          (i) Assist the investment adviser in monitoring the Fund's compliance with certain investment restrictions, limited to after-transactions testing regarding the following procedures:

               - Industry Diversification
               - Issuer Diversification
               - State Diversification
               - Country Diversification
               - Limitation of International Holdings;

          (ii) Assist management in developing a response to the Securities and Exchange Commission staff's routine examinations;

         (iii) Assist in the preparation of Post Effective Amendments to the Funds Registration Statement on Form N-1A;

          (iv) Monitor various SEC and IRS regulatory developments affecting investment companies;

           (v) Coordinate the administrative details of preparing for the Fund's Board Meeting, including the preparation of the Administration report and coordination of reports and related materials from the adviser, distributor, transfer agent and custodian, etc.;

          (vi) Provide the Fund with signatories which may be authorized by the Fund to facilitate certain required regulatory filings and the processing of invoices;

         (vii) Monitor the maintenance of Directors' and Officers' insurance and Fidelity Bond insurance coverage on behalf of the Fund;

        (viii) Coordinate with fund management, independent auditors and printers for the preparation of shareholder reports;

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          (ix) Prepare and distribute operational reports to management by the tenth business day after receiving all applicable reports from outside vendors; and

           (x) Maintain a monthly "task list" calendar noting required completion dates.

     16. DURATION AND TERMINATION. This Agreement shall continue until terminated by either party on sixty (60) days' prior written notice to the other party.

     17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Company, at Astra Management Corp., Symphony Towers, 750 B Street, Suite 2350, San Diego, CA 92101; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

     18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     19. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Company thirty (30) days'

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prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the
Company to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Company may request, and respond to such questions as the Company may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     22. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d) Partial Invalidity. If any provision of this Agreement shall be held or made

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     invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     PFPC INC.

                                     By: /s/ STEPHEN M. WYNNE
                                        ----------------------------------------

                                     Title: Executive Vice President
                                           -------------------------------------

                                     ASTRA MANAGEMENT CORPORATION

                                     By: /s/ JOHN R. ELERDING
                                        ----------------------------------------

                                     Title: Chief Financial Officer
                                           -------------------------------------

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                                    EXHIBIT A

     THIS EXHIBIT A, dated as of September 5, 1995, is Exhibit A to that certain Administration Services Agreement dated as of September 5, 1995 between PFPC Inc. and Astra Management Corporation.

               PORTFOLIOS OF ASTRA INSTITUTIONAL SECURITIES TRUST

     Astra Institutional Adjustable Rate Securities Portfolio Astra Institutional Adjustable U.S. Government Securities Portfolio


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                           AUTHORIZED PERSONS APPENDIX

NAME (Type)                              SIGNATURE


_________________________________        _______________________________________


_________________________________        _______________________________________


_________________________________        _______________________________________


_________________________________        _______________________________________


_________________________________        _______________________________________


_________________________________        _______________________________________


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